Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Loton, Corp, a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the period ended April 30, 2013 of the Company (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2013

/s/Robert S. Ellin
Robert S. Ellin
Chief Executive Officer
(Principal Executive Officer)

/s/Robert S. Ellin
Robert S. Ellin
Chief Financial Officer
(Principal Financial Officer)